Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 21, 2005, in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-124041) and related Prospectus of Spansion Inc. for the registration of 39,215,702 shares of its Class A Common Stock.

/s/    ERNST & YOUNG LLP

San Jose, California

November 18, 2005